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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                                    ACBL LLC



         This Certificate of Formation of ACBL LLC (the "LLC"), dated as of February 3, 1998, is being duly executed and filed by Louis G. Recher, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq.).

         FIRST: The name of the limited liability company formed hereby is ACBL LLC.

         SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Center (New Castle County), 1209 Orange Street, Wilmington, Delaware, 19801.

         THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center (New Castle County), 1209 Orange Street, Wilmington, Delaware 19801.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                            --------------------------
                                            Name: Louis G. Recher
                                            Authorized Person
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                            CERTIFICATE OF AMENDMENT

                                       OF

                                    ACBL LLC

                  (filed pursuant to 6 Del. C. Section 18-202)



                  ACBL LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify that:

                  FIRST: The name of the limited liability company is ACBL LLC.

                  SECOND: The Certificate of Formation of ACBL LLC is hereby amended as follows: Article FIRST of the Certificate of Formation of ACBL LLC shall be hereby replaced by the following: "The name of the limited liability company is American Commercial Lines Holdings LLC."

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ACBL LLC this 30th day of March, 1998.

                                        ACBL LLC

                                        By: CSX BROWN CORP., as Member



                                        By: ______________________________
                                            Name:  Gregory R. Weber
                                            Title: Vice President & Treasurer